              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 Number 333-37742) and the Registration Statements (Form S-8 Numbers 333-49567, 33-42912, 33-66296, 33-82306, 33-82308, 333-31801, 333-75101, 333-86177,
333-37840 and 333-48668) pertaining to the registration of $300 million of 5% convertible subordinated notes due March 1, 2007, and 8,881,680 shares of common stock issuable upon conversion of the notes, the 1998 Non-Officers' Equity Incentive Plan, the 1988 Employee Stock Option Plan, the 1988 Consulting Stock Option Plan, the 1991 Equity Incentive Plan, the 1991 Employee Stock Purchase Plan and the 1994 Non-Employee Directors' Stock Option Plan of COR Therapeutics, Inc. of our report dated January 18, 2001, with respect to the financial statements of COR Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                 /s/ ERNST & YOUNG LLP


Palo Alto, California
March 15, 2001